UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2026

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221

Fort Lauderdale, Florida 33301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 745-5815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	SBEV	NYSE American LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2026, Splash Beverage Group, Inc. (the “Company”) entered into a letter agreement with Decathlon Alpha IV, L.P., the lender under that certain Revenue Loan and Security Agreement dated December 24, 2020, as amended (the “Loan Agreement”), pursuant to which the parties agreed that the Company may satisfy its outstanding obligations under the Loan Agreement totaling $2,834,689 by paying to the lender $301,800.55 on or before August 31, 2026. Under the letter agreement, upon the lender’s receipt of such payment on or before such date, the Company will be forever irrevocably and unconditionally released and discharged from any and all of its obligations under the Loan Agreement, including any claims, charges, demands, fees, liabilities, obligations, indebtedness (including the outstanding balance remaining), damages, costs and expenses arising out of the Loan Agreement. The Loan Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2026

SPLASH BEVERAGE GROUP, INC.

By:	/s/ Brady Cobb
Brady Cobb, Interim Chief Executive Officer

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